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                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
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                          ALLIED RESEARCH CORPORATION
______________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                         ALLIED RESEARCH CORPORATION
                                         8000 TOWER CRESCENT DRIVE, STE 750
                                         VIENNA, VIRGINIA 22182
                                         CONTACT: Glenn Yarborough (800)847-5322
                                         HOME PAGE: WWW.CFONEWS.COM/ALR
                                                    -------------------
                                         TICKER: ALR - AMERICAN STOCK EXCH.

                            "FOR IMMEDIATE RELEASE"
                            -----------------------

ALLIED RESEARCH CORPORATION LAUNCHES REBUTTAL TO
ZILKHA CAPITAL PARTNERS ALLEGATIONS

VIENNA, Virginia -- May 17, 1999 -- In response to the recent filing of proxy material by Zilkha Capital to unseat Allied Research's incumbent board, Dr. Jay
R. Sculley, Chairman of Allied, commented, ``It is unfortunate that the low valuation of small cap companies is perceived as an opportunity by this new dissident stockholder group to disadvantage other stockholders with an unsupportable attack on current management and the Board of Directors with unfounded general accusations. The Zilkha group cannot ignore the excellent results achieved by Allied Research with record revenue and earning results in each of the last three fiscal years.''

Dr. Sculley went on to indicate that this is the second attempt by the Zilkha group to take control of Allied in a self-serving proposal, without any specific benefit to existing stockholders. After purchasing its 4% position on March 30th of this year, the Zilkha group proposed purchasing a $9 million convertible note from Allied Research. After discussions between the Zilkha group and Glenn Yarborough, President of Allied Research, the Board of Directors rejected the financing proposal as being unnecessary and dilutive. The proposal also would have provided a 22.25% ownership position and three directorships, which would have in effect transferred a near controlling interest in Allied Research to Zilkha. Allied Research felt financing on such terms was unfair to other shareholders and not required.

Dr. Sculley went on to identify the following:

-- The Company's current management team has produced 15 consecutive quarters of positive earnings and three successive years of record results. In Allied Research's most recent fiscal year, its return on assets of 11% and return on equity of 21% demonstrate the strong financial performance achieved by the current management team. These results equal the performance of the average of the 30 companies comprising The Dow Jones Industrial Index.

-- Although current backlog is down at MECAR, the recent increase in the price of oil is expected to accelerate the receipt of new orders which
    have been under negotiation for some time.   In addition, Allied
    Research is actively working on U. S. sponsored Foreign Military Sales contracts for ammunition for two new weapon systems, one of which is at an advanced stage of negotiations.

-- Allied Research's cash management and investment policies have resulted in a strong balance sheet, which provides appropriate financing facilities for its existing business and the capacity for growth through acquisition. Implementing the diversification plan embarked upon several years ago with the acquisitions of VSK and IDCS is now bearing fruit as The VSK Group produces strong results in the European markets that it occupies. The Company is now well positioned to continue with the expansion of its electronic security and access control subsidiary, with possible diversification into Europe and the United States.
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--  Allied Research Corporation, along with many other small cap companies, continues to be undervalued by the market in spite of the company's strong performance. Management's recognition of this fact is evidenced by the Board's authorization to repurchase up to 200,000 shares on the open market.

The management of Allied Research Corporation is concerned that shareholders will be misled by the Zilkha group campaign and welcomes them to call Corporate Investor Communications 877-460-4348 if they have any questions or would like to discuss the issues with us. The Board recommends that shareholders support the current management team by returning only white proxy cards and discarding any card sent to them by the Zilkha group.

Allied Research Corporation is a defense and electronic security firm. Its operating units develop and produce ammunition, supply equipment performance upgrades for defense departments worldwide, and design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are ``Forward-Looking'' statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied. Factors that could cause results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.